                                   AMENDMENT
                                   ---------

            RESTRUCTURING, SETTLEMENT AND MUTUAL RELEASE AGREEMENT

     This Amendment to the Restructuring, Settlement and Mutual Release Agreement (this "Agreement") is entered into as of November 24, 1998 by and among Microelectronic Packaging, Inc. ("MPI"), on behalf of itself and its predecessors, successors, former or current subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, insurers, employees and assigns (other than Microelectronic Packaging (S) Pte. Ltd. and MPM (S) Pte. Ltd., both of which are subsidiaries of MPI that are currently in liquidation) (collectively with MPI, the "MPI Releasees"), and The Development Bank of Singapore Limited ("DBS") and its predecessors, successors, subsidiaries, affiliates, officers, directors, stockholders, agents, attorneys, representatives, insurers, employees and assigns (collectively with DBS, the "DBS Releasees").

                                   RECITALS

     A. MPI and DBS entered into the Agreement as of July 20, 1998 pursuant to which MPI and DBS agreed to settle and restructure certain obligations of MPI whereby, among other things, MPI agreed to pay to DBS the amount of US $1,177,397.20 within six (6) calendar months of the Execution Date ("Payment Deadline").

     B. Pursuant to Section 6.h. of the Agreement, the parties now desire to amend the Agreement to extend the period of time within which MPI is obligated to pay to DBS the amounts required under the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 2.a.i below shall amend, replace and supersede section 2.a.i of the Agreement:

         2.a.i. MPI agrees that by no later than May 1, 1999 ("Payment Deadline"), MPI will pay to DBS the amount of US $1,177,397.20 (exclusive of any wire transfer charges) by wire transfer in accordance with the wire transfer instructions provided by DBS. Any and all wire transfer charges incurred in connection with the payment required under this paragraph shall be borne solely by MPI.
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     Upon acceptance of the parties, this Amendment, as of the day and year specified on page one hereof, shall become a part of the Agreement and all provisions of the Agreement not specifically inconsistent herewith shall remain in full force and effect.


MICROELECTRONIC PACKAGING, INC.


By:   /s/ DENIS J. TRAFECANTY
      -----------------------
      Denis J. Trafecanty
      Senior Vice President
      Chief Financial Officer



THE DEVELOPMENT BANK OF SINGAPORE LIMITED


By:   /s/ CHEO CHAI HONG
      ------------------
      Mr. Cheo Chai Hong
      Senior Vice President